Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

First iPass SmartConnectTM software license sale results in net Deferred Revenue build of $1.8 million in quarter

REDWOOD SHORES, Calif. - August 8, 2018 - iPass Inc. (NASDAQ: IPAS), a leading provider of global mobile connectivity, reported total revenue of $10.5 million, GAAP net loss of $4.5 million, and Adjusted EBITDA loss of $3.7 million for the quarter ended June 30, 2018.

Financial Outlook
"The second quarter serves as a clear example of the manifestation of iPass that we started three years ago," said Gary Griffiths, iPass president and CEO. "We witnessed significant churn in our legacy, pay-per-use enterprise business, but this churn was offset by a $3M iPass SmartConnectTM technology license, which is the type of high margin, high value business we've been striving to complete. While the future of our business is certainly centered in expanding the penetration of SmartConnect and the related Veri-FiTM data products in a wide range of devices and applications, this does not mean that the enterprise is no longer important. To the contrary, the same technology that attracts mobile operators and service providers is entirely applicable to the enterprise, who will use SmartConnect and Veri-Fi to gain the insight required to manage today's global mobile workforces. So while enterprises who have traditionally used iPass only as a means of reducing international roaming costs continue to churn, we're adding new businesses that understand the value, the productivity, security, and cost savings associated with secure, reliable, ubiquitous connectivity, coupled with the data to help the efficient deployment of enterprise mobility."

Quarterly Metrics

•
Revenue of $10.5 million in Q2'18 declined from $11.4 million in Q1'18 largely driven by churn in the Other Pricing Plan Customers. Deferred revenue increased a net $1.8 million over March 31, 2018, primarily attributable to the iPass SmartConnect software license signed with Pareteum Corporation during the second quarter.

•
Net Annual Contract Value ("ACV"), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers signed, in Q2’18 totaled $3.5 million compared to $1.6 million in Q1'18 and $1.2 million in Q4’17. 85% of second quarter ACV related to the one software license agreement mentioned above.

•
Customer Churn, defined as the annualized impact on revenue, based on the prior quarter run-rate, of any customer that terminates or has write-down of committed contract value, was $6.8 million in Q2’18 compared to $1.5 million in Q1’18 and $1.0 million in Q4’17. 67% of the second quarter churn was driven by four customers; a write-down of a strategic partner account that moved from commitment to pure pay-as-you-go on a limited subset of the iPass network, termination of two EMEA enterprise customers on legacy Other Pricing Plans, and termination of one US enterprise customer on a legacy Other Pricing Plan.

•
Network Access Cost ("NAC") was $6.3 million in Q2'18, down from $6.8 million in Q1'18 and $9.1 million in Q4'17, as Gross Margin declined slightly to 26.7% in Q2 compared to 28.0% in Q1 on lower revenue.

•
Financing for Q2'18 included $3.3 million from the sale of equity under the common stock purchase agreement signed in November 2017, plus $10.0 million in debt, less $1.6 million of cash issuance costs, from a credit agreement signed in June 2018.

"While the nature of the licensing and data deals we are pursuing typically require long sales cycles characterized by extensive field trials and evaluation, we've been engaged in these trials, in some cases for several months, with a number of important potential partners. With the demand for mobile data continuing to accelerate, and the capacity to fulfill this demand constrained by the realities of capital and spectrum, the need for complementary networks - like Wi-Fi - has never been stronger. But more important than additional network capacity is having the technology and data that can automatically determine the right network at the right time, the advantages that SmartConnect and Veri-Fi provide. Moreover, our new products and technology have opened up new markets with brands who need very accurate consumer location data, while allowing their customers the advantages global

Wi-Fi connectivity embedded in their own applications. The additional equity investment in iPass, coupled with the $20M Fortress credit line backed by our intellectual property, is evidence of the value and importance the industry places in this technology."

Selected Financial Results

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
(unaudited; in millions)
Revenue Mobile Connectivity Services	10.5	11.4	13.5
Enterprise	8.3	9.2	11.2
Unlimited Customers	2.6	2.6	2.2
Other Pricing Plan Customers	5.7	6.6	9.0
Strategic Partnerships	2.2	2.2	2.3

Network Access Costs	6.3	6.8	9.6
Gross Margin (1)	26.7%	28.0%	17.5%

Network Operations Expense	1.4	1.4	1.5
R&D, S&M, and G&A expense	7.4	7.0	7.3
Total Operating Expenses	8.8	8.4	8.8

Other income (expense) and provision for income taxes	0.1	(0.2)	(0.4)
GAAP Total Net Loss	(4.5)	(4.0)	(5.3)

Adjusted EBITDA Loss (2)	(3.7)	(3.4)	(4.4)

	As of
	June 30, 2018	March 31, 2018	June 30, 2017
Shares of Common Stock Outstanding at Period End	79.5	70.4	66.7
Cash and Cash Equivalents	$8.2	$2.8	$10.4
Deferred Revenue (Short-term plus Long-term)	$4.9	$3.1	$2.9

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations Expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial and Operational Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
The following are several key metrics iPass tracks to evaluate operating performance. Together they provide insights into our Wi-Fi network acquisition strategy, consumption of network, and active users of our network services.

	For the Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
(in thousands except percentages and TB)
NAC:
Committed purchase capacity(1)	54%	63%	88%	84%	85%
Total purchased capacity (TB)(2)	75	79	90	89	88
Capacity consumed(3)	32%	35%	36%	40%	36%

Network Hours Consumed(4):
Unlimited and strategic partnerships	328	371	500	645	521
Other pricing plans	194	208	270	298	327
Total Network Hours Consumed	522	579	770	943	848

Wi-Fi Network Users(5):
Enterprise	87	88	94	91	93
Strategic partnerships	48	62	71	83	80
Total Wi-Fi Network Users	135	150	165	174	173

(1)	Committed purchase capacity is the percentage of total quarterly NAC related to committed Wi-Fi capacity deals (versus pay-as-you-go deals).

(2)	Total purchased capacity is the average monthly Wi-Fi network usage capacity in a given quarter, shown in terabytes.

(3)	Capacity consumed is shown as a percentage of total purchased capacity consumed in a given quarter.

(4)	Network Hours Consumed represents the average monthly number of hours used by our customers on our commercial footprint in a given quarter.

(5)
Wi-Fi Network Users, categorized by our go-to-market revenue streams, is the unique count of users each month in each quarter that connected to the iPass network. Starting this quarter, the iPass network includes both commercial footprint and open access footprint, curated via iPass SmartConnnect (restated for all prior quarters).

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-866-548-4713 or direct at 1-323-794-2597 with a participant confirmation code of 8412998. The conference call will also be available live via webcast on iPass' website at http://investor.ipass.com. The webcast replay will be available until iPass reports its third quarter 2018 results.

The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until August 22, 2018, 8:59 p.m. Pacific time. The confirmation code for the replay is 8412998.

Forward-Looking Statements
The statements in this press release including statements under the caption "Financial Outlook" contain forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2018, and available at its Web site at www.sec.gov and iPass' website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). iPass considers Adjusted EBITDA as a supplemental measure of the iPass' performance that is not required by, nor presented in accordance with GAAP.

iPass defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, stock-based compensation, and nonrecurring legal and financing costs. iPass believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.	To provide an additional analytical tool for understanding iPass’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare iPass' performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in iPass' industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

iPass defines a key operating metric, ACV, or Annual Contract Value, as the annualized sales value committed under contract for newly acquired customers or significant upsell. ACV is not an alternative measure for GAAP revenue but only an operational metric we believe to be a leading indicator of future revenue. ACV has not met all five steps to recognize revenue. For example, while we may have identified a contract with a customer, performance obligations may not yet have been satisfied. When a previously reported ACV customer fails to perform under the contract, such remaining calculated ACV will be reversed in the current period.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 65 million hotspots globally, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.

iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Please call us at 650-232-4205 or email us at investorrelations@ipass.com.

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$8,165	$5,159
Accounts receivable, net	8,181	8,717
Prepaid expenses	1,454	1,641
Other current assets	521	712
Total current assets	18,321	16,229
Property and equipment, net	1,000	1,334
Other assets	879	840
Total assets	$20,200	$18,403

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,010	$9,044
Accrued liabilities	3,680	3,734
Deferred revenue, short-term	4,827	3,723
Total current liabilities	14,517	16,501
Debt, long-term	6,844	—
Deferred revenue, long-term	26	102
Other long-term liabilities	1,033	1,009
Total liabilities	22,420	17,612
Stockholders’ equity (deficit):
Common stock	82	71
Additional paid-in capital	231,830	226,490
Accumulated deficit	(234,132)	(225,770)
Total stockholders’ equity (deficit)	(2,220)	791
Total liabilities and stockholders’ equity (deficit)	$20,200	$18,403

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$10,535	$13,474	$21,962	$27,760
Cost of revenue and operating expenses:
Network access costs	6,339	9,598	13,183	19,157
Network operations	1,379	1,514	2,763	3,206
Research and development	1,967	2,137	3,920	4,111
Sales and marketing	2,439	2,615	4,908	5,069
General and administrative	2,980	2,546	5,569	5,318
Total cost of revenue and operating expenses	15,104	18,410	30,343	36,861
Operating loss	(4,569)	(4,936)	(8,381)	(9,101)
Interest income (expense), net	(43)	14	(36)	28
Foreign exchange gain (loss)	150	(129)	7	(179)
Loss before provision for income taxes	(4,462)	(5,051)	(8,410)	(9,252)
Provision for income taxes	61	217	126	332
Net loss	$(4,523)	$(5,268)	$126	$332
Comprehensive loss	$(4,523)	$(5,268)	$(8,536)	$(9,584)

Net loss per share - basic and diluted	$(0.06)	$(0.08)	$(0.12)	$(0.15)

Weighted average shares outstanding - basic and diluted	74,226,596	65,667,559	72,045,226	65,616,234

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(8,536)	$(9,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	655	693
Depreciation and amortization	346	796
Provision for doubtful accounts	73	110
Changes in operating assets and liabilities:
Accounts receivable	463	2,807
Prepaid expenses and other current assets	533	(258)
Other assets	68	(24)
Accounts payable	(3,034)	62
Accrued liabilities	(54)	(417)
Deferred revenue	949	380
Other liabilities	(893)	(95)
Net cash used in operating activities	(9,430)	(5,530)
Cash flows from investing activities:
Purchases of property and equipment	(21)	(437)
Net cash used in investing activities	(21)	(437)
Cash flows from financing activities:
Proceeds from debt financing	10,000	—
Issuance cost of debt financing	(1,396)	—
Net proceeds from issuance of common stock	—	263
Proceeds from common stock purchase agreement	3,891	—
Issuance cost of common stock purchase agreement	(38)	—
Net cash provided by financing activities	12,457	263
Net increase (decrease) in cash and cash equivalents	3,006	(5,704)
Cash and cash equivalents at beginning of period	5,159	16,072
Cash and cash equivalents at end of period	$8,165	$10,368
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$36	$116
Accrued amounts for acquisition of property and equipment	$—	$151
Accrued issuance costs from debt financing	$232	$—
Fair value of warrants issued in connection with debt financing	$843	$—
Fair value of derivative liability in connection with debt financing	$685	$—

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
GAAP Net loss	$(4,523)	$(4,013)	$(5,268)
Interest (income) expense	43	(7)	(14)
Income tax expense	61	65	217
Depreciation of property and equipment	148	198	342
Stock-based compensation expense	311	344	343
Nonrecurring legal and financing costs	236	—	20
Adjusted EBITDA loss	$(3,724)	$(3,413)	$(4,360)